UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 30, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On September 30, 2021, the Board of Directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”), authorized an increase in the number of directors, which constitute the entire Board, from six to seven, effective as of October 1, 2021.  On September 30, 2021, the Board appointed Donna E. Epps to fill the vacancy, effective as of October 1, 2021.  Ms. Epps will serve on the following committees of the Company’s Board:  Audit, Compensation, and Nominating and Corporate Governance.

Ms. Epps, age 57, was appointed as a director because of her extensive audit, risk, financial and accounting experience arising from her over 31 years with Deloitte LLP, and extensive board experience through her current board service on SAIA Inc. (NASDAQ: SAIA) and on Texas Pacific Land Trust (NYSE: TPL). As a result, Ms. Epps possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills and experience.

Ms. Epps will be compensated in accordance with the Company’s previously adopted non-employee director compensation schedule. In connection with her appointment, the Compensation Committee granted Ms. Epps 500 restricted stock units, all of which will vest on January 8, 2022, provided she continues to serve on such date.

Except as otherwise disclosed herein, there are no transactions between the Company and Ms. Epps requiring disclosure under this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: October 1, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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